Exhibit 4.20
to Registration Statement
Registration No. 333-84276

FORM OF
PREFERRED SECURITIES GUARANTEE AGREEMENT

CENTURYTEL, INC.

AND

[________________] BANK,

As Preferred Securities Guarantee Trustee

[____% PREFERRED SECURITIES OF]
CENTURYTEL CAPITAL TRUST I

Dated as of ______, 200__

TABLE OF CONTENTS

CROSS REFERENCE TABLE*

Section of Trust Indenture Act of 1939, as amended	Section of Guarantee Agreement

310(a) ..........................................................................................	4.1(a)
310(b) ..........................................................................................	4.1(c)
310(c) ..........................................................................................	Inapplicable
311(a) ..........................................................................................	2.2(b)
311(b) ..........................................................................................	2.2(b)
311(c) ..........................................................................................	Inapplicable
312(a) ..........................................................................................	2.2(a)
312(b) ..........................................................................................	2.2(b)
312(c) ..........................................................................................	2.9
313(a) ..........................................................................................	2.3
313(b) ..........................................................................................	2.3
313(c) ..........................................................................................	2.3
313(d) ..........................................................................................	2.3
314(a) ..........................................................................................	2.4
314(b) ..........................................................................................	Inapplicable
314(c) .........................................................................................	2.5
314(d) ..........................................................................................	Inapplicable
314(e) ..........................................................................................	2.5
314(f) ..........................................................................................	Inapplicable
315(a) ..........................................................................................	3.1(d); 3.2(a)
315(b) ..........................................................................................	2.7(a)
315(c) ..........................................................................................	3.1(c)
315(d) ..........................................................................................	3.1(d)
316(a) ..........................................................................................	2.6; 5.4(a)
317(a) ..........................................................................................	2.10; 5.4
318(a) ..........................................................................................	2.1(b)

-------------------
* This Cross-Reference Table does not constitute part of the Guarantee Agreement and shall not have any bearing upon the interpretation of any of its terms or provisions.

PREFERRED SECURITIES GUARANTEE AGREEMENT

            THIS PREFERRED SECURITIES GUARANTEE AGREEMENT (the "Guarantee"), dated as of ______, 200__, is executed and delivered by CenturyTel, Inc., a Louisiana corporation (the "Guarantor"), and [_________________] Bank, a [national banking association,] as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of CenturyTel Capital Trust I, a Delaware statutory business trust (the "Issuer").

WITNESSETH:

            WHEREAS, pursuant to the Declaration (as hereinafter defined) the Issuer is issuing on the date hereof $______ aggregate liquidation amount of its [____% Preferred Securities], liquidation amount $______ per Preferred Security (collectively the "Preferred Securities"); and

            WHEREAS, to induce the Holders to purchase the Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Guarantee, to pay to the Holders the Guarantee Payments (as hereinafter defined) and to make certain other payments on the terms and conditions set forth herein;

            NOW, THEREFORE, in consideration of the purchase of Preferred Securities by each Holder, which purchase the Guarantor hereby acknowledges shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee for the benefit of the Holders:

 ARTICLE I
DEFINITIONS AND INTERPRETATION

             Section 1.1         Definitions and Interpretation.     In this Guarantee, unless the context
otherwise requires:

            (a)    capitalized terms used in this Guarantee but not defined in the preamble or recitals above have the respective meanings assigned to them in this Section 1.1;

            (b)    terms defined in the Declaration as at the date of execution of this Guarantee have the same meaning when used in this Guarantee unless otherwise defined in this Guarantee;

            (c)    a term defined anywhere in this Guarantee has the same meaning throughout;

            (d)    all references to "the Guarantee" or "this Guarantee" are to this Preferred Securities Guarantee Agreement, as modified, supplemented, restated or amended from time to time;

            (e)    all references in this Guarantee to Articles and Sections are to Articles and Sections of this Guarantee, unless otherwise specified;

            (f)    a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee, unless otherwise defined in this Guarantee or unless the context otherwise requires; and

            (g)    a reference to the singular includes the plural and vice versa.

            (h)    Each term below shall have the meaning assigned to it:

            "Affiliate" has the same meaning as given to that term in Rule 405 under the Securities Act of 1933, as amended, or any successor rule thereunder.

            "Business Day" means any day other than a Saturday or a Sunday, or a day on which banking institutions in New York, New York are authorized or required by law or executive order to close.

            "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer.

            "Corporate Trust Office" means the office of the Guarantee Trustee at which the corporate trust business of the Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Guarantee is located at {to be determined}.

            "Covered Person" means any Holder or beneficial owner of Preferred Securities.

            "Debentures" means the series of [subordinated] debt securities of the Guarantor designated the [____% Subordinated Debentures] due [_____, 200__], held by the Property Trustee (as defined in the Declaration) of the Issuer.

            "Declaration" means the Amended and Restated Declaration of Trust, dated as of _________, 200___, as amended, modified, restated or supplemented from time to time, among the trustees of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial ownership interests in the assets of the Issuer.

            "Event of Default" means (a) a default by the Guarantor on any of its payment or other obligations under this Guarantee [or (b), if applicable, the failure by the Guarantor to deliver [other securities] upon an appropriate election by the Holders of Preferred Securities to convert the Preferred Securities into [such securities]]; provided, however, that with respect to a default other than a default in payment of any Guarantee Payment, the Guarantor shall have received notice of such default and shall have failed to cure such default within 60 days after receipt of such notice.

            "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Preferred Securities to the extent the Issuer has funds on hand legally available therefor at such time, (ii) the redemption price, including all accumulated and unpaid Distributions to the date of redemption (the "Redemption Price") to the extent the Issuer has funds on hand legally available therefor at such time, with respect to any Preferred Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Preferred Securities, with the redemption of all the Preferred Securities [or with any conversion of all Securities into [other securities]] as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Issuer has funds on hand legally available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders of Preferred Securities in liquidation of the Issuer after satisfaction of liabilities to creditors of the Issuer as required by applicable law.

            "Guarantee Trustee" means [____________________] Bank, a national banking association, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee and thereafter means each such Successor Guarantee Trustee.

            "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Preferred Securities; provided, however, that, in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Person known to a Responsible Officer of the Guarantee Trustee to be an Affiliate of the Guarantor and provided further, that in determining whether the Holders of the requisite liquidation amount of Preferred Securities have voted on any matter provided for in the Guarantee, then for the purpose of such determination only (and not for any other purposes hereunder), if the Preferred Securities are in the form of one or more Global Certificates (as defined in the Declaration), the term "Holders" shall mean the holder of the Global Certificate acting at the direction of the Preferred Security Beneficial Owners (as defined in the Declaration).

            "Indemnified Person" means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Guarantee Trustee or its Affiliates.

            "Indenture" means the Subordinated Indenture dated as of _______, 200__, among the Guarantor (the "Debenture Issuer") and _________ Bank, as trustee (the "Debenture Trustee"), and any indenture supplemental thereto, pursuant to which the Debentures are to be issued to the Property Trustee (as defined in the Declaration) of the Issuer.

            "Indenture Event of Default" shall mean any event specified in Section 6.01 of the Indenture.

            "Majority in liquidation amount of the Preferred Securities" means, except as provided by the Declaration or by the Trust Indenture Act, a vote by Holder(s) of more than 50% of the aggregate liquidation amount of all outstanding Preferred Securities voting separately as a class. In determining whether the Holders of the requisite amount of the Preferred Securities have voted, Preferred Securities which are owned by the Guarantor or any Affiliate of the Guarantor shall be disregarded for the purpose of any such determination.

            "Officers' Certificate" means, with respect to the Guarantor, a certificate signed by any of the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Guarantor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee (other than pursuant to Section 314(d)(4) of the Trust Indenture Act) shall include: (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto, (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificates, (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with, and (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

            "Other Debentures" means all subordinated debentures issued by the Guarantor from time to time and sold to trusts to be established by the Guarantor (if any), in each case similar to the Issuer.

            "Other Guarantees" means all guarantees to be issued by the Guarantor with respect to capital securities (if any) similar to the Preferred Securities issued by other trusts to be established by the Guarantor (if any), in each case similar to the Issuer.

            "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

            "Responsible Officer" means, with respect to the Guarantee Trustee, any officer within the Corporate Trust Office of the Guarantee Trustee with direct responsibility for the administration of this Guarantee and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

            "Securities" means the Common Securities and the Preferred Securities, collectively.

            "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

            "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

ARTICLE II
TRUST INDENTURE ACT

               Section 2.1         Trust Indenture Act; Application.

             (a)    This Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee and shall, to the extent applicable, be governed by such provisions.

             (b)    If and to the extent that any provision of this Guarantee limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

             Section 2.2         Lists of Holders of Securities.

             (a)    The Guarantor shall provide the Guarantee Trustee (unless the Guarantee Trustee is otherwise the registrar of the Preferred Securities) with a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") (i) within 14 days after each record date for payment of Distributions (as defined in the Declaration), and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Guarantee Trustee, provided, that the Guarantor shall not be obligated to provide such List of Holders at any time that the Guarantor certifies in writing to the Guarantee Trustee that the List of Holders does not differ from the most recent List of Holders given to the Guarantee Trustee by the Guarantor. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

             (b)    The Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

             Section 2.3       Reports by the Guarantee Trustee.    Within 60 days after _______ of each year, commencing ___ __, 200__, the Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the other requirements of Section 313 of the Trust Indenture Act.

           Section 2.4        Periodic Reports to Guarantee Trustee.    The Guarantor shall provide to the Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

           Section 2.5       Evidence of Compliance with Conditions Precedent.    The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Preferred Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

          Section 2.6     Events of Default; Waiver.    The Holders of a Majority in liquidation amount of Preferred Securities may, by vote, on behalf of all Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee, but, unless otherwise expressly provided to the contrary in such waiver, no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

             Section 2.7     Event of Default; Notice.

             (a)    The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default by Guarantor with respect to this Guarantee actually known to a Responsible Officer (or, if later, within 30 days after a Responsible Officer has actual knowledge of an Event of Default), mail by first class postage prepaid, to all Holders, notices of all such Events of Default, unless such defaults have been cured before the giving of such notice, provided, that, except in the case of default in the payment of any Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or a Responsible Officer in good faith determines that the withholding of such notice is in the interests of the Holders.

             (b)    The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice from the Guarantor, or a Responsible Officer charged with the administration of this Guarantee shall have obtained actual knowledge, of such Event of Default.

             Section 2.8      Conflicting Interests.    The Declaration shall be deemed to be specifically described in this Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

ARTICLE III
POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE

             Section 3.1     Powers and Duties of the Guarantee Trustee.

             (a)    This Guarantee shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee to any Person except a Holder exercising its rights pursuant to Section 5.4(b) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. Upon such acceptance, the right, title and interest of the Guarantee Trustee shall automatically vest in such Successor Guarantee Trustee, and such vesting and succession of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

             (b)    If an Event of Default actually known to a Responsible Officer of the Guarantee Trustee has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee for the benefit of the Holders.

             (c)    The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee, and no implied covenants shall be read into this Guarantee against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Guarantee Trustee, the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee, and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

             (d)    No provision of this Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                 (i)    prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

              (A)     the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee, and no implied covenants or obligations shall be read into this Guarantee against the Guarantee Trustee; and

              (B)     in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine such certificates or opinions to determine whether or not they conform to the requirements of this Guarantee;

                 (ii)    the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                 (iii)    the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in liquidation amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee; and

                 (iv)    no provision of this Guarantee shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee or indemnity, reasonably satisfactory to the Guarantee Trustee, against such risk or liability is not reasonably assured to it.

  Section 3.2    Certain Rights of Guarantee Trustee.

              (a)    Subject to the provisions of Section 3.1:

                 (i)    The Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                 (ii)    Any direction or act of the Guarantor contemplated by this Guarantee may be sufficiently evidenced by an Officers' Certificate.

                 (iii)    Whenever, in the administration of this Guarantee, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

                 (iv)    The Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof), except for those required as a result of any change in the name, address or identity of the Guarantee Trustee.

                 (v)    The Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees.

                 (vi)    The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee from any court of competent jurisdiction.

                 (vii)    The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such security and indemnity, reasonably satisfactory to the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided, however, that, nothing contained in this Section 3.2(a)(vii) is intended to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee.

                 (viii)    The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                 (ix)    The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                 (x)    Any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Guarantee, both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action.

                 (xi)    Whenever in the administration of this Guarantee the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders of a Majority in liquidation amount of the Preferred Securities, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in conclusively relying on or acting in accordance with such instructions.

                 (xii)    The Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Guarantee.

            (b)    No provision of this Guarantee shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

            Section 3.3     Not Responsible for Recitals or Issuance of Guarantee.    The recitals contained in this Guarantee shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Guarantee.

ARTICLE IV
GUARANTEE TRUSTEE

            Section 4.1     Guarantee Trustee; Eligibility.

            (a)    There shall at all times be a Guarantee Trustee that shall: (i) not be an Affiliate of the Guarantor and (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of $50,000,000, and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

            (b)    If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

            (c)    If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

            Section 4.2     Appointment, Removal and Resignation of Guarantee Trustee.

            (a)    Subject to Section 4.2(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during an Event of Default.

            (b)    The Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

            (c)    The Guarantee Trustee shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

            (d)    If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery of an instrument of removal or resignation, the Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

            (e)    No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.

            (f)    Upon termination of this Guarantee or removal or resignation of the Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Guarantee Trustee all amounts due to the Guarantee Trustee accrued to the date of such termination, removal or resignation.

            Section 4.3     Compensation and Expenses of Trustee.    The Guarantor covenants and agrees to pay to the Guarantee Trustee from time to time, and the Guarantee Trustee shall be entitled to, such compensation as shall be agreed to in writing between the Guarantor and the Guarantee Trustee (which shall not, to the maximum extent permitted by applicable law, be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Guarantor will pay or reimburse the Guarantee Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Guarantee Trustee in accordance with any of the provisions of this Guarantee (including the reasonable compensation and the expenses and disbursements of its counsel and representatives) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Guarantor also covenants to indemnify each Guarantee Trustee or any predecessor Guarantee Trustee (and each of their respective officers, agents, directors and employees) for, and to hold it harmless against, any and all loss, damage, claim, liability or expense including taxes (other than taxes based on the income of the Guarantee Trustee) incurred without negligence or bad faith on the part of the Guarantee Trustee and arising out of or in connection with the acceptance or administration of this Guarantee, including the costs and expenses of defending itself against any claim of liability in the premises.

ARTICLE V
GUARANTEE

            Section 5.1     Guarantee.    The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

            Section 5.2     Waiver of Notice and Demand.    The Guarantor hereby waives notice of acceptance of this Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands. Notwithstanding anything to the contrary herein, the Guarantor retains all of its rights under the Indenture to extend the interest payment period on the Debentures and the Guarantor shall not be obligated hereunder to make any Guarantee Payment during any extended interest payment period with respect to the Distributions (as defined in the Declaration) on the Preferred Securities.

            Section 5.3     Obligations Not Affected.    The obligations, covenants, agreements and duties of the Guarantor under this Guarantee shall be absolute and unconditional and shall remain in full force and effect until the entire liquidation amount of all outstanding Preferred Securities shall have been paid and such obligation shall in no way be affected or impaired by reason of the occurrence from time to time of any of the following:

            (a)    the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

            (b)    the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures permitted by the Indenture);

            (c)    any failure, omission, delay or lack of diligence on the part of the Property Trustee or the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Property Trustee or the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

            (d)    the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

            (e)    any invalidity of, or defect or deficiency in, duly issued Preferred Securities;

            (f)    the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

            (g)    any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor with respect to the Guarantee Payments shall be absolute and unconditional under any and all circumstances. There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the occurrence of any of the foregoing.

            Section 5.4     Rights of Holders.

             (a)    The Holders of a Majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee.

            (b)    If the Guarantee Trustee fails to enforce such Guarantee, any Holder may institute a legal proceeding directly against the Guarantor to enforce the Guarantee Trustee's rights under this Guarantee, without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Guarantor has failed to make a Guarantee Payment, a Holder may directly institute a proceeding in such Holder's own name against the Guarantor for enforcement of the Guarantee for such payment. The Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

            Section 5.5    Guarantee of Payment.    This Guarantee creates a guarantee of payment and not of collection.

            Section 5.6     Subrogation.    The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over to the Holders from such amount any amounts then owed to the Holders.

            Section 5.7     Independent Obligations.    The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

 ARTICLE VI
CONSENTS [AND SUBORDINATION]

           [Section 6.1     Subordination.    This Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, except those liabilities of the Guarantor made equal or subordinate by their terms, (ii) equal with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor and (iii) senior to the Guarantor's common stock. If an Event of Default has occurred and is continuing under the Declaration, the rights of the holders of the Common Securities to receive any payments shall be subordinated to the rights of the Holders of Preferred Securities to receive Guarantee Payments hereunder.]

            Section 6.2     Pari Passu Guarantees.    The obligations of the Guarantor under this Guarantee shall rank pari passu with any similar guarantees issued by the Guarantor on behalf of the holders of preferred securities issued by any other trust similar to the Trust and with any other security, guarantee or other obligation that is expressly stated to rank pari passu with the obligations of the Guarantor under this Guarantee.

            Section 6.3     Consolidation, Merger, Sale, Transfer or Conveyance.

            (a)    The Guarantor shall not consolidate with or merge into any other corporation or sell or otherwise dispose of its properties as, or substantially as, an entirety to any Person unless the Guarantor has delivered to the Guarantee Trustee an Officers' Certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer comply with this Section 6.3 and the corporation formed by such consolidation or into which the Guarantor is merged or the Person that receives such properties pursuant to such sale, transfer or other disposition (i) shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (ii) shall expressly assume the due and punctual payment of the Guarantee Payments and the performance of every covenant of this Guarantee Agreement on the part of the Guarantor to be performed or observed.

            (b)    Upon any such consolidation, merger, or sale in accordance with paragraph (a) hereof, the successor corporation formed by such consolidation or into which the Guarantor is merged or the Person to which such sale, transfer or other disposition is made shall succeed to, and be substituted for and may exercise every right and power of, the Guarantor under this Guarantee Agreement with the same effect as if such successor corporation or Person had been named as the Guarantor herein and the Guarantor shall be released from all obligations hereunder.

ARTICLE VII
TERMINATION

            Section 7.1     Termination.    This Guarantee shall terminate and be of no further force and effect (i) upon full payment of the Redemption Price (as defined in the Declaration) of all Preferred Securities, (ii) upon the distribution of the Debentures to the Holders of all of the Preferred Securities, (iii) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer [or (iv) the conversion of all the Securities into [other securities] as provided in the Declaration]. Notwithstanding the foregoing, this Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under the Preferred Securities or under this Guarantee.

 ARTICLE VIII
INDEMNIFICATION

            Section 8.1     Exculpation.

            (a)    No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

            (b)    An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

            Section 8.2     Indemnification.    The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The provisions in this Section 8.2 shall survive the termination of this Guarantee or the resignation or removal of the Guarantee Trustee.

ARTICLE IX
MISCELLANEOUS

            Section 9.1     Successors and Assigns.    All guarantees and agreements contained in this Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders then outstanding.

            Section 9.2     Amendments.    Except with respect to any changes that do not materially adversely affect the rights of Holders (in which case no consent of Holders will be required), this Guarantee may only be amended with the prior approval of the Holders of a Majority in liquidation amount of the Preferred Securities (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined). The provisions of the Declaration with respect to consents to amendments thereof (whether at a meeting or otherwise) shall apply to the giving of such approval.

             Section 9.3     Notices.    All notices provided for in this Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, sent by facsimile or mailed by first class mail, as follows:

             (a)    If given to the Issuer, in care of the Administrative Trustee at the mailing address or facsimile number set forth below (or such other address or facsimile number as the Issuer may give notice of to the Holders and the Guarantee Trustee):

CenturyTel Capital Trust I
c/o CenturyTel, Inc.
100 CenturyTel Drive
Monroe, LA 71203

Attention: Chief Financial Officer
Facsimile: (318) 388-9488

            (b)    If given to the Guarantee Trustee, at the Guarantee Trustee's mailing address or facsimile number set forth below (or such other address or facsimile number as the Guarantee Trustee may give notice of to the Holders and the Issuer):

[to come]

            (c)    If given to the Guarantor, at the Guarantor's mailing address or facsimile number set forth below (or such other address or facsimile number as the Guarantor may give notice of to the Holders and the Guarantee Trustee):

CenturyTel, Inc.
100 CenturyTel Drive
Monroe, LA 71203
Attention: Chief Financial Officer
Facsimile: (318) 388-9488

            (d)    If given to any Holder, at the address set forth on the books and records of the Issuer. All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

            Section 9.4     Benefit.    This Guarantee is solely for the benefit of the Holders and, subject to Section 3.1(a), is not separately transferable from the Preferred Securities.

            Section 9.5     Governing Law.    THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF __________.

            Section 9.6     Counterparts.    The Guarantee may be executed in counterparts, each of which shall be an original, but together shall constitute one and the same instrument.

            THIS GUARANTEE is executed as of the day and year first above written.

[SIGNATURE BLOCKS INTENTIONALLY OMITTED]